Exhibit 99.1

For Immediate Release

HOSPIRA ANNOUNCES $2 BILLION AGREEMENT TO ACQUIRE
MAYNE PHARMA

— Combination Doubles Hospira’s International Presence and Creates the
World’s Leading Generic Injectable Pharmaceuticals Company —

— Transaction Expected to be Accretive to Cash EPS in 2007 —

LAKE FOREST, Ill., Sept. 20, 2006 — Hospira, Inc. (NYSE: HSP), a leading global hospital products company, and Mayne Pharma Limited (ASX: MYP), a leading Australia-based specialty injectable pharmaceuticals company, today announced that the companies have entered into an agreement for Hospira to acquire Mayne. Under the terms of the agreement, Mayne shareholders will receive AUD$4.10 cash per outstanding ordinary share of Mayne, or a total equity consideration of approximately AUD$2.6 billion
(US$2.0 billion), including options. The transaction represents a 32 percent premium over Mayne’s Sept. 18, 2006, closing price.

“This combination will create the leading generic injectable pharmaceuticals company in the world — delivering unparalleled value to the global healthcare system as well as our respective shareholders and employees,” said Christopher B. Begley, chief executive officer, Hospira. “The Mayne acquisition more than doubles Hospira’s international presence and significantly accelerates the expansion of our generic injectables business.”

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Compelling Strategic Rationale

The combination of Hospira and Mayne represents an excellent strategic fit, with highly complementary product portfolios and geographic footprints. The acquisition is expected to:

•                  Establish Hospira as the worldwide leader in generic injectable pharmaceuticals. Today, Hospira holds the No. 1 generic injectables market position in the United States, backed by the industry’s broadest portfolio and a growing product pipeline. Mayne Pharma’s leadership positions in Europe and Australia, and significant presence in Canada, strengthens Hospira’s global reach with an attractive marketed portfolio and strong pipeline.

•                  Accelerate Hospira’s global expansion. The acquisition doubles international sales to nearly 30 percent of Hospira’s total sales and, importantly, expands the company’s international infrastructure with the addition of Mayne’s global sales and distribution platform.

•                  Expand and solidify Hospira’s oncology presence. Oncolytics represent roughly half of Mayne’s product portfolio, which boasts a comprehensive range of agents across this important and fast-growing therapeutic category and significantly strengthens Hospira’s product offerings.

•                  Provide Hospira with potent/cytotoxic manufacturing and research and development (R&D) capabilities. Mayne’s comprehensive and differentiated expertise in formulating and manufacturing potent and cytotoxic compounds supplements Hospira’s already-broad development and manufacturing capabilities.

•                  Continue to help reduce the overall costs of healthcare — to improve both the affordability of care for patients and the financial health of the global healthcare system. By increasing the number and availability of generic injectable drugs in its portfolio, Hospira will be better positioned to provide high-quality, more cost-effective alternatives to many proprietary pharmaceuticals.

“Mayne has grown rapidly over recent years and we believe will continue to grow under the ownership of Hospira, which will provide access to greater resources, particularly in the important U.S. market,” said Peter Willcox, chairman, Mayne Pharma. “Hospira has a long heritage, much like our own company, and will encourage the development of our business to the benefit of our customers and employees.”

“We look forward to welcoming our Mayne colleagues to Hospira and fully expect their talents and skill sets to contribute to our future success,” said Begley.

Transaction Details

The transaction is subject to Mayne shareholder, regulatory and court approvals, as well as customary closing conditions. Assuming all necessary approvals are secured, the transaction is expected to be completed by the end of the current calendar year.

Financials

The combination of the two companies is estimated to generate a minimum of $50 million of annualized synergies in 2008. Hospira expects to achieve annual savings through infrastructure optimization as well as improved supply chain, administrative and other operational efficiencies. After giving effect to estimated synergies, the transaction is expected to be accretive to earnings per share in 2007, excluding the impact of transaction-related expenses, such as purchase accounting charges and integration costs, and the amortization of intangible assets. The impact on GAAP earnings per share, before the effect of transaction-related expenses, is estimated to be neutral in 2008. Purchase accounting charges and the amortization of intangible assets will be finalized after the transaction’s close. To finance the acquisition, Hospira will use available cash and incur approximately $1.9 billion of debt under committed financing facilities provided by Morgan Stanley. Using Hospira and Mayne’s strong combined cash flow, the company intends to pay down the debt as quickly as feasible.

Advisors

Morgan Stanley is acting as financial advisor and Baker & McKenzie is acting as legal advisor to Hospira. Merrill Lynch is acting as financial advisor and Clayton Utz is acting as legal advisor to Mayne Pharma.

Webcast

A conference call for investors and media will be held at 7:30 a.m. Central Time on Thursday, Sept. 21, 2006. A live webcast of the conference call will be available at www.hospirainvestor.com. Listeners should log on approximately 10 minutes in advance to ensure proper computer setup for receiving the webcast. A replay will be available on the Hospira Web site for 30 days following the call.

About Hospira

Hospira, Inc. is a global specialty pharmaceutical and medication delivery company dedicated to Advancing Wellness™ by developing, manufacturing and marketing products that help improve the productivity, safety and efficacy of patient care. With 70 years of service to the hospital industry, Hospira’s portfolio includes one of the industry’s broadest lines of generic acute-care injectables, which help address the high cost of proprietary pharmaceuticals; integrated solutions for medication management and infusion therapy; and the leading U.S. injectable contract manufacturing business. Headquartered north of Chicago in Lake Forest, Ill., Hospira has approximately 13,000 employees and 14 manufacturing facilities worldwide. Hospira’s news releases and other information can be found at www.hospira.com.

About Mayne Pharma

Mayne Pharma Limited is a specialty pharmaceutical company focused on developing, manufacturing and selling a comprehensive range of products to oncology customers in more than 65 countries around the world. The company seeks to augment its growth by accessing additional marketed or development-stage products either through acquisition or partnership. Mayne Pharma generated sales of more than AUD$800 million in its financial year ended 30 June 2006 and is listed on the Australian Stock Exchange under the symbol ‘MYP’. For more information about Mayne Pharma, please visit www.maynepharma.com.

Private Securities Litigation Reform Act of 1995 —
A Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the proposed business combination of Hospira and Mayne Pharma, the anticipated consequences and benefits of such transaction, projected cost savings and the projected impact on Hospira’s earnings. Hospira cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Risks and uncertainties relating to the proposed transaction include: the risk that regulatory approvals will not be obtained on a timely basis or at all; the risk that the transaction will not be consummated; risks relating to the integration of Mayne Pharma’s business into Hospira, including incurring higher than expected costs or experiencing delays or other difficulties associated with the integration; the risk that the anticipated benefits and synergies from the transaction will not be realized; and risks associated with Hospira’s incurrence of substantial indebtedness. Economic, competitive, governmental, technological and other factors that may affect Hospira’s operations and may cause actual results to be materially different from expectations include the risks, uncertainties and factors discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Hospira’s Annual Report on Form 10-K for the year ended Dec. 31, 2005, and subsequent Quarterly Reports on Form 10-Q, filed with the Securities and Exchange Commission, which are incorporated by reference. Hospira undertakes no obligation to release publicly any revisions to forward-looking statements as the result of subsequent events or developments.

Hospira Contacts:

U.S. Media	Financial Community
Stacey Eisen	Lynn McHugh
(224) 212-2276	(224)212-2363

Australian Media
Tony Rasman
Fleishman Hillard Australia
+61 418 208 770

Mayne Pharma Contacts:

Media	Financial Community
Sue Cato	Andrew Rowe
Cato Counsel	+44 20 7420 8426
+61 419 282 319	+44 7920 598 353 (mobile)

Matt Horan
Cato Counsel
+61 403 934 958

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